Exhibit 99.1

PRESS RELEASE

Tivic Health: Christina Valauri Appointed to Board of Directors

Wall Street Capital Markets Veteran and Recognized All-Star Bio-Medical Technology Analyst joins Tivic Health’s Governance Team

SAN FRANCISCO – June 18, 2024 – Tivic Health® Systems, Inc. (“Tivic Health”, Nasdaq: TIVC), a health tech company that develops and commercializes bioelectronic medicine, is pleased to welcome Christina Valauri to its board of directors, effective July 1, 2024.

Ms. Valauri has served as a strategic advisor to the company since April 2023, and brings over 30-years of experience as a seasoned capital markets professional with extensive analytical and management experience. Ms. Valauri has a proven track record as a senior healthcare analyst, US and Global Head of Equity Research, senior broker-dealer manager, strategic business consultant, and board director and advisor. As a managing director and senior manager within capital markets, she has successfully developed and executed transformational business strategies in the US and internationally to drive growth, and provide enhanced operating performance and comprehensive regulatory and supervisory oversight. She has held leadership roles at US and international firms, including as the Global Director of Research at Cantor Fitzgerald, and senior research management roles at Credit Lyonnais, ING and Natixis.

Ms. Valauri’s career in equity securities research expands the Tivic boards’ deep expertise in pharmaceutical, biotech, and med-tech industries. She has extensive experience identifying and analyzing the commercial potential of breakthrough innovations, as well as mentoring and advising C-suite teams of private and public early-stage healthcare companies through product development, regulatory, go-to-market strategies, potential mergers and acquisitions, and IPOs.

Ms. Valauri currently serves as an Entrepreneur in Residence at Weill Cornell Medicine BioVenture eLab, where she applies her skills and experience in life sciences and business. She supports and facilitates the organization’s mission to foster an entrepreneurial ecosystem related to the innovations of researchers and clinicians. Ms. Valauri is the founder and CEO of Sagestone Advisory, LLC., and also serves as a senior advisor with Hanover International, Inc. and Astia.org. She has been recognized by The Wall Street Journal’s “Best on The Street” All-Star Analyst Survey and has received the Award for Excellence in Medical Education Public

Affairs - Association of American Medical Colleges. Ms. Valauri earned her BA in Biology from Reed College and an MBA from Cornell University.

“Over the past year, as an advisor to our Board and the company, Christina Valauri has demonstrated deep commitment to excellence and the highest standards of ethical governance. This, paired with her insight into capital markets and deep background in research analysis, is a powerful combination to help ensure we make the best decisions for the company, our customers and our shareholders,” stated Sheryle Bolton, Chair of the Board.

“I could not be more excited that Christina has agreed to serve on our board of directors, particularly as we forge new segments in our bioelectronic portfolio, focused on precision modulation of vagus nerve activity,” shared Jennifer Ernst, Chief Executive Officer of Tivic Health.

Additionally, independent director, Karen Drexler, tendered her resignation from the board and the committees thereof, effective September 30, after which she will be continuing with the company as a strategic advisor. Ms. Drexler previously served as an advisor to the company from August 2017 through August 2019 when she joined Tivic Health’s board as the company’s first independent director. Ernst continued, “Karen was an instrumental force in the early formation of Tivic Health. I deeply appreciate her commitment to Tivic Health’s development for the past eight years and her continued support as a strategic advisor to the company.”

About Tivic Health

Tivic Health is a commercial health tech company advancing the field of bioelectronic medicine. Tivic Health’s patented technology platform leverages stimulation on the trigeminal, sympathetic, and vagus nerve structures. Tivic Health’s non-invasive and targeted approach to the treatment of inflammatory chronic health conditions gives consumers and providers drug-free therapeutic solutions with high safety profiles, low risk, and broad applications. Tivic Health’s first commercial product ClearUP is an FDA approved, award-winning, handheld bioelectronic sinus device. ClearUP is clinically proven, doctor-recommended, and is available through online retailers and commercial distributors. For more information visit http://tivichealth.com @TivicHealth

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: statements regarding the expansion of Tivic Health’s product portfolio; changes in board composition; Ms. Drexler’s service as an advisor to the company; market and other conditions; macroeconomic factors, including inflation; and unexpected costs, charges or expenses that reduce Tivic Health’s capital resources. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Tivic Health’s actual results to differ from those contained in the forward-looking statements, see Tivic Health’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, under the heading “Risk Factors”; as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Media Contact:

Morgan Luke

Morgan.Luke@tivichealth.com

Investor Contact:

Hanover International, Inc.

ir@tivichealth.com